Exhibit 16(14)(ii)



Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated September 20, 1994, relating to the financial statements and financial highlights of Quest For Value Family of Funds - California Tax-Exempt Fund (the "Fund"), which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Proxy Statement and Prospectus which constitutes part of this N-14 Registration Statement. We also consent to the use of our report and to the reference to us under the heading "Additional Information - Independent Accountants" in the Statement of Additional Information constituting part of Post-Effective Amendment No. 33 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is included in the Statement of Additional Information of such N-14 Registration Statement and incorporated by reference in the Proxy Statement and Prospectus constituting part of such N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the Proxy Statement and Prospectus of the N-14 Registration Statement.




/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
September 6, 1995

















MERGE/790PRICE